                                                                    Exhibit 99.1

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AMERICAN ITALIAN PASTA COMPANY                                          |NEWS
                                                                        |RELEASE

Contact:

Paul R. Geist
EVP & Chief Financial Officer
816-584-5611
pgeist@aipc.com

For Immediate Release

                 AMERICAN ITALIAN PASTA COMPANY TO HOST INVESTOR
                                 CONFERENCE CALL

                COMPANY TO REVIEW THIRD QUARTER RESULTS AND OFFER
                            GENERAL BUSINESS UPDATE

KANSAS CITY, MO., September 2, 2008 -- American Italian Pasta Company (AITP.PK),
the largest producer of dry pasta in North America, today announced that it will host a conference call prior to the market opening on Friday,  September 5, 2008 at 8:00 a.m.  Central  Time (9:00 a.m.  Eastern  Time) to review  third  quarter results and offer a general business update.  The toll-free  conference  call-in number is 1-800-214-0745  and for International  callers  1-719-457-0700 and the password is 261985.

For those unable to attend the live  broadcast,  a replay will be made available shortly  after  the  conference  call for 15 days,  through  midnight  Saturday,
September 20, 2008. To dial in for the replay,  the toll-free  call-in number is
1-888-348-4629 and 1-719-884-8882 for International callers. The replay password is 261985.

ABOUT AIPC

Founded  in 1988 and based in Kansas  City,  Missouri,  American  Italian  Pasta
Company is the largest  producer of dry pasta in North America.  The Company has four plants that are located in Excelsior  Springs,  Missouri;  Columbia,  South
Carolina;   Tolleson,   Arizona  and   Verolanuova,   Italy.   The  Company  has
approximately 600 employees located in the United States and Italy.

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